As filed with the Securities and Exchange Commission on June 14, 2001
                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                              KVH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                      05-0420589
(State or other jurisdiction                                  (I.R.S. employer
of incorporation or organization)                             identification
                                                                       number)
                              50 Enterprise Center
                              Middletown, RI 02842
                                 (401) 847-3327
   (Address,       including zip code, and telephone number, including area
                   code, of registrant's principal executive offices)

                              -------------------

                      Martin Kits van Heyningen, President
                              KVH Industries, Inc.
                              50 Enterprise Center
                              Middletown, RI 02842
                                 (401) 847-3327
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                                   Copies to:
                           Adam Sonnenschein, Esquire
                             Foley, Hoag & Eliot llp
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
                              -------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              -------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                Proposed           Proposed
                                               Amount            Maximum           Maximum
         Title of Each Class of                to be         Offering Price       Aggregate          Amount of
       Securities to be Registered           Registered       Per Share(1)    Offering Price(1)  Registration Fee
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                  646,153            $7.425         $4,797,686.03        $1,199.42
--------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the estimate is based on the average of the high and low prices reported in the consolidated reporting system of the Nasdaq National Market on June 12,
     2001.
-------------------

     In accordance with Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to the Registrant's prior Registration Statements on Form S-3, File Nos. 333-55300 and 333-60026. This Registration Statement, which is a new registration statement, also constitutes the first post-effective amendment to each of the two prior registration statements referenced above. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              Subject To Completion
                               Dated June 14, 2001

                                   Prospectus

                              KVH Industries, Inc.

                         646,153 Shares of Common Stock

     All of the shares of our common stock covered by this prospectus are being offered by certain of our stockholders on a delayed or continuous basis.

     We will not receive any proceeds from the offering. We will bear the costs relating to the registration of the shares being offered by this prospectus, other than selling commissions.

     The selling stockholders, or any pledgees, donees, transferees, or other successors in interest of the selling stockholders, may offer the shares from time to time during the effectiveness of this registration statement for sale through the Nasdaq National Market, in the over-the-counter market, in one or more negotiated transactions, or through a combination of methods of sale, at prices and on terms then prevailing or at negotiated prices. The selling stockholders may sell the shares through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions.

     Our common stock is traded on the Nasdaq National Market under the symbol "KVHI." On June 12, 2001, the last reported sale price for our common stock on the Nasdaq National Market was $7.58 per share.

     Our executive offices are located at 50 Enterprise Center, Middletown, Rhode Island, 02842, and our telephone number is (401) 847-3327.

-------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                            The date of this prospectus is June 14, 2001

                                Table of Contents

                                                                            Page

Where You Can Find More Information...........................................3

Information Incorporated by Reference.........................................3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................4

OUR COMPANY...................................................................5

Use of Proceeds...............................................................5

Selling Stockholders..........................................................5

Plan of Distribution..........................................................6

Legal Matters.................................................................7

Experts  7



                                ----------------



TracVision(R), Tracphone(R), Azimuth(R), Sailcomp(R) and DataScope(R) are registered trademarks of KVH. GyroTrac, TACNAV, and E-Core are KVH trademarks. This prospectus also includes trademarks of companies other than KVH.

                       Where You Can Find More Information

         We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. We have also filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted portions of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. For more information about us and our common stock, you should refer to the registration statement. Statements in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and, in each instance, you should refer to the copy of the contract or document that we have filed with the Securities and Exchange Commission. Each of our statements regarding such contract or document is qualified in all respects by reference to the contract or document.

         You may read any document that we have filed or will file with the Securities and Exchange Commission without charge at the public reference facilities maintained by the Securities and Exchange Commission at the following locations:

Main Office                                        Regional Offices
Room 1024                                          Suite 1400
Judiciary Plaza                                    500 West Madison Street
450 Fifth Street, N.W.,                            Chicago, Illinois 60661
Washington, D.C. 20549                             7 World Trade Center
                                                   Thirteenth Floor
                                                   New York, New York 10048


         For a fee prescribed by the Securities and Exchange Commission, you may obtain copies of all or any portion of the documents that we file with the Securities and Exchange Commission from the main office of the Public Reference Section of the Commission at the above address, or by calling the Commission at 1-800-SEC-0330. Our filings are also available to the public on the Commission's Website at http://www.sec.gov.

     Our common stock is traded on the Nasdaq National Market. Reports and other information concerning our company may be inspected at the National Association of Securities Dealers, Inc., 1725 K Street, N.W., Washington, D.C. 20006.



                      Information Incorporated by Reference

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we later file with the Commission will automatically update and supersede this information. We incorporate by reference the following documents:

(a)  Our annual report on Form 10-K for the fiscal year ended December 31, 2000;

(b)  Our quarterly report on From 10-Q for the quarter ended March 30, 2001;

(c) Our current reports on Form 8-K dated January 5, 2001, April 19, 2001 and June 11, 2001;

(d) The description of the our common stock contained in the registration statement on Form 8-A filed with the Commission on March 26, 1996, under
     Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(e) Any document that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering. Information in these filings will be deemed to be incorporated by reference as of the date we make the filing.

         You may request a copy of these filings from us at no cost by writing or calling us at the following address and telephone number:

                                    KVH Industries, Inc.
                                    50 Enterprise Center
                                    Middletown, RI  02842
                                    Attention: Chief Financial Officer
                                    (401) 847-3327

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information. These securities are only being offering in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of this prospectus.

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus and in the documents that we incorporate by reference into this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "expect," "anticipate," "plan," "believe," "seek," "estimate," "internal," "backlog" and similar words. Statements that we make in this prospectus and in the documents that we incorporate by reference into this prospectus that are not statements of historical fact may also be forward-looking statements. In particular, statements that we make in "Management's Discussion and Analysis of Financial Condition and Results of Operations" relating to our shipment level and profitability, increased market share and the sufficiency of capital to meet working capital and capital expenditures requirements, are forward-looking statements. Forward-looking statements are not guarantees of our future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. You should not place undue reliance on forward-looking statements. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason.

         Before you invest in our common stock, you should be aware that the risks we discuss in our annual report and our quarterly reports and other documents we incorporate by reference and the risks we discuss elsewhere in this prospectus could cause our actual results to differ from any forward-looking statements. You should consider these risks carefully before deciding to purchase shares of our common stock.



                                   OUR COMPANY

         KVH was organized in Rhode Island in 1978 and was reincorporated in Delaware on August 16, 1985. We completed our initial public offering in April 1996. Our executive offices are located at 50 Enterprise Center, Middletown, Rhode Island, 02842, and our telephone number is (401) 847-3327. References to KVH or our Company include KVH Industries, Inc., and KVH Europe A/S, its Danish sales subsidiary, unless the context otherwise requires.

         We develop and manufacture innovative, mobile, high-bandwidth satellite communications systems, navigation products, and fiber optic sensors, connecting people in moving vehicles with data through channels like the Internet and the military's "digital battlefield." Beginning with the invention of the digital compass, we have introduced a series of innovative products, including the development of breakthrough satellite communications products and the integration of our fiber optic technology, throughout our product lines.

                                 Use of Proceeds

         We will not receive any proceeds from the sale of common stock being offered in this prospectus by the selling stockholders.



                              Selling Stockholders

         The shares covered by this prospectus are being offered for sale from time to time during the period of effectiveness of this registration statement for the account of the selling stockholders set forth below. The selling stockholders acquired the shares being offered hereunder pursuant to a private investment transaction in May 2001.

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time on the Nasdaq National Market or in privately-negotiated transactions. We have agreed to use our best efforts to keep such registration statement effective until two years from the date of this prospectus, or, if earlier, until the distribution contemplated by this prospectus has been completed.

         The table below provides certain information regarding the beneficial ownership of each selling stockholder as of June 4, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. We have calculated the percentage beneficially owned based upon the 10,898,046 shares of common stock outstanding as of June 4, 2001.

         We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling stockholders after completion of the offering, we can not estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

         The registration statement will also cover any additional shares of common stock that become issuable in connection with the shares registered for sale under this prospectus by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock.


                                           Shares Beneficially Owned Prior    Number of        Shares to be
                                                     to Offering             Shares Being   Beneficially Owned
                                                                                Offered       After Offering
                                          -----------------------------------             ------------------------
Name                                           Number            Percent                    Number      Percent
-------------------------                 -----------------  -----------------------------------------------------
Massachusetts Mutual Life Insurance
Company                                       615,384             5.6%         615,384         0           0
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Needham & Co.
445 Park Avenue                               151,538             1.4%          30,769      120,769      1.1%
New York, NY  10027
-----------------

*        Less than 1%

                             Plan of Distribution

         The shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods:

- a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

-    an exchange distribution in accordance with the rules of such exchange; and

- ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately before the sale. The brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commission received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the prospectus.

         If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(c) under the Securities Act, disclosing the following information:

-    the   name  of  each   selling   stockholder   and  of  the   participating
     broker-dealer(s);

-    the number of shares involved;

-    the price at which such shares were sold;

-    the  commissions   paid  or  discounts  or  concessions   allowed  to  such
     broker-dealer(s), where applicable;

- that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

-    other facts material to the transaction.

         We have agreed to pay the expenses incurred in connection with preparing and filing the registration statement and this prospectus other than selling commissions. We estimate that these expenses will be approximately $35,200. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.



                                  Legal Matters

         The validity of the shares of common stock offered hereby will be passed upon for us by Foley, Hoag & Eliot llp of Boston, Massachusetts.



                                     Experts

         The consolidated financial statements and schedule included in the Annual Report on Form 10-K of KVH Industries., Inc. for the fiscal year ended December 31, 2000, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table provides information about the various expenses that we will pay in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee. We will pay all expenses in connection with the issuance and distribution of any securities sold by the selling stockholders, except for discounts, concessions, commissions or other compensation due to any broker or dealer in connection wit the sale of any of the securities offered hereby.

Securities and Exchange Commission registration fee                    $1,200
Nasdaq National Market Listing Fee                                     $2,000
Legal fees and expenses                                               $10,000
Accounting fees and expenses                                          $10,000
Printing, EDGAR formatting, and mailing expenses                       $2,000
Miscellaneous                                                         $10,000
TOTAL                                                                 $35,200

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article Sixth of our amended and restated certificate of incorporation provides that we, with certain exceptions, shall indemnify each person who at any time is, or shall have been, a director or officer of ours and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of KVH, or is or was serving at our request as a director, officer, trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of Article Sixth of our amended and restated certificate of incorporation shall deprive a director or officer of the benefit thereof with respect to any act or failure occurring prior to such amendment or repeal.

         Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (a) any breach of the director's duty of loyalty to the corporation or its stockholders,
(b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. Article Seventh of our amended and restated certificate of incorporation provides that to the maximum extent permitted by the Delaware General Corporation Law, no director of KVH shall be personally liable to us or to any of our stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of KVH. No amendment to or repeal of the provisions of Article Seventh shall apply to or have any effect on the liability or the alleged liability of any director of KVH with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of such Article Seventh is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

         Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures our directors and officers of against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our amended and restated certificate of incorporation or our by-laws.

Item 16.  Exhibits and Financial Statement Schedules

4.1  Amended and Restated  Certificate of Incorporation (filed as Exhibit 3.3 to
     our  registration   statement  on  Form  S-1  (File  No.  333-01258),   and
     incorporated herein by reference)

4.2  Amended and Restated By-Laws

5.1  Opinion of Foley, Hoag & Eliot llp*

23.1 Consent of KPMG LLP

23.2 Consent of Foley, Hoag & Eliot llp (included in Exhibit 5.1)*

24.1 Power of Attorney (contained on the signature page)

         -------------

         *To be filed by amendment

Item 17.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" in the effective registration statement;

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change to such information in the
                           Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middletown, Rhode Island, on this 14th day of June, 2001.


                                                     KVH INDUSTRIES, INC.



                        By: /s/ Martin Kits van Heyningen
                            Martin Kits van Heyningen
                                                     President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Martin Kits van Heyningen, and Richard Forsyth, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- and post effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (the "Rule 462(b) registration statement") and any and all pre- or post-effective amendment thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                                Date


/s/  Martin Kits van Heyningen               President and Director
     Martin Kits van Heyningen              (principal executive officer)                        June 14, 2001


 /s/ Richard C. Forsyth                              Chief Financial Officer
     Richard C. Forsyth                     (principal financial and accounting officer)        June 14, 2001


 /s/ Arent Kits van Heyningen                        Director                                    June 14, 2001
     Arent Kits van Heyningen


 /s/ Robert Kits van Heyningen                       Director                                    June 14, 2001
     Robert Kits van Heyningen


/s/ Mark Ain                                         Director                                    June 14, 2001
     Mark Ain


/s/ Stan Honey                                       Director                                    June 14, 2001
     Stan Honey


                                                     Director
     Werner Trattner


                                                     Director
     Charles Trimble


                                  EXHIBIT INDEX



Exhibit Number             Description
4.1  Amended and Restated  Certificate of Incorporation (filed as Exhibit 3.3 to
     our  registration   statement  on  Form  S-1  (File  No.  333-01258),   and
     incorporated herein by reference)

4.2  Amended and Restated By-Laws

5.1  Opinion of Foley, Hoag & Eliot llp*

23.1 Consent of KPMG LLP

23.2 Consent of Foley, Hoag & Eliot llp (included in Exhibit 5.1)*

24.1 Power of Attorney (contained on the signature page)


*To be filed by amendment

                                   Exhibit 4.2
                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              KVH INDUSTRIES, INC.
                 (As amended February 1, 1996 and May 23, 2001)

Section 1.        CERTIFICATE OF INCORPORATION AND BY-LAWS

         1.1 These by-laws are subject to the certificate of incorporation of the corporation. In these by-laws, references to the certificate of incorporation and by-laws mean the provisions of the certificate of incorporation and the by-laws as are from time to time in effect.

Section 2.        OFFICES

         2.1 Registered Office. The registered office shall be in the city of Wilmington, county of New Castle, state of Delaware.


         2.2 Other Offices. The corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 3.        STOCKHOLDERS

         3.1 Location of Meetings. All meetings of the stockholders shall be held at such place either within or without the state of Delaware as shall be designated from time to time by the board of directors. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

         3.2 Annual Meeting. The annual meeting of stockholders shall be held at 10:00 a.m. on the first Wednesday in May in each year (unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) (the "Specified Date"), or at such other date and time as shall be designated from time to time by the board of directors, at which the stockholders shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

         3.3 Special Annual Meeting in Place of Annual Meeting. If the election for directors shall not be held on the day designated by these by-laws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these by-laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called and the purposes thereof shall be specified in the call, as provided in Section 3.4.

         3.4 Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice may specify the business to be transacted and actions to be taken at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

         3.5 Other Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting and business to be transacted at any special meeting of the stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         3.6 Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

         3.7 Notice of Stockholder Business at Annual Meeting. The following provisions of this Section 3.7 shall apply to the conduct of business at any annual meeting of the stockholders. (As used in this Section 3.7, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

         (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this
Section 3.7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 3.7.

         (b) For business to be properly brought before any annual meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3.7, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days prior to the date for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders is to be held on a date prior to the Specified Date, and if less than seventy (70) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of such meeting was mailed or the day on which public disclosure was made of the date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

         (c) Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.7. The person presiding at the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this Section 3.7.

         (d) This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, Directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

         3.8 Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         3.9 Quorum of Stockholders. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, or by the certificate of incorporation or by these by-laws. Except as otherwise provided by law, no stockholder present at a meeting may withhold his shares from the quorum count by declaring his shares absent from the meeting.

         3.10 Adjournment. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         3.11 Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

         3.12 Inspectors. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

         3.13 Action by Vote. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         3.14 No Action by Consent. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly constituted annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

Section 4.        DIRECTORS

         4.1 Number. The number of directors which shall constitute the whole board shall not be less than three nor more than seven. Within the foregoing limits, the number of directors shall be determined by resolution of the board of directors and may be increased or decreased at any time or from time to time by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4.7 of these by-laws. Directors need not be stockholders.

         4.2 Tenure. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

         4.3 Classes of Directors. The board of directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the board of directors.

         4.4 Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 1997; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 1998; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 1999; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         4.5 Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensue that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the board of directors.

         4.6 Powers. The business of the corporation shall be managed by or under the direction of the board of directors which shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

         4.7 Vacancies. Any vacancy in the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

         4.8  Nomination of Directors.

         The following provisions of this Section 4.8 shall apply to the nomination of persons for election to the board of directors.

         (a) Nominations of persons for election to the board of directors of the corporation may be made (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4.8, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this
Section 4.8.

         (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days prior to the date for the annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Date, and if less than seventy (70) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (y) as to the stockholder giving the notice (1) the name and address, as they appear on the corporation's books, of such stockholder and (2) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (Z) as to the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such person and (2) the class and number of shares of the corporation which are beneficially owned by such person. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee as a Director. At the request of the board of directors, any person nominated by the board of directors for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         (c) No person shall be eligible to serve as a Director of the corporation unless nominated in accordance with the procedures set forth in this
Section 4.8. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this by-law.

         4.9 Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

         4.10 Regular Meeting. Regular meetings of the board of directors may be held without call or notice at such place within or without the state of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

         4.11 Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the state of Delaware designated in the notice of the meeting, when called by the chairman, the president or by one third or more in number of the directors, reasonable notice thereof being given to each director by the secretary, the chairman, the president or by any one of the directors calling the meeting.

         4.12 Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting, addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         4.13 Quorum. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the board of directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time.

         4.14 Action by Vote. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors unless a greater number is required by law, by these by-laws or by the Amended and Restated Certificate of Incorporation of the corporation.

         4.15 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

         4.16 Participation in Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

         4.17 Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

         4.18      Interested Directors and Officers.

                  (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         4.19 Resignation or Removal of Directors. Directors of the corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the corporation issued and outstanding and entitled to vote. Any director may resign at any time by delivering his resignation in writing to the chairman, the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director removed shall have any right to receive compensation as such director for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 5.        NOTICES

         5.1 Form of Notice. Whenever, under the provisions of law, or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

         5.2 Waiver of Notice. Whenever notice is required to be given under the provisions of law, the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

Section 6.        OFFICERS AND AGENTS

         6.1 Enumeration: Qualification. The officers of the corporation shall be a chairman, a president, a treasurer, a chief financial officer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation one or more vice presidents. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

         6.2 Powers. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

         6.3 Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary, a treasurer and, from one of its number, a chairman. Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

         6.4 Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected and qualified unless a shorter period shall have been specified in terms of his election or appointment, or in each case until he sooner dies, resigns is removed or becomes disqualified. Each agent of the corporation shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

         6.5 President and Vice Presidents; Chairman. The president shall be the chief executive officer and shall have general supervision of the entire business of the corporation, subject to the control of the board of directors, and shall have such other duties and powers as shall be designated from time to time by the board of directors.

         The chairman shall preside at all meetings of the stockholders, except as otherwise voted by the board of directors. In the absence of the chairman, the president shall preside at all meetings of the stockholders, except as otherwise voted by the board of directors.

         The president or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or the president.

         6.6 Chief Financial Officer, Treasurer and Assistant Treasurers. The chief financial officer shall be the principal financial officer of the corporation and shall be responsible for the corporation's financial reports. The treasurer shall be in charge of its funds and shall be in charge of the corporation's valuable papers, and shall have such other duties and powers as may be assigned to such officer from time to time by the board of directors or the president.

         Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

         6.7 Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

         Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

         6.8 Resignation and Removal. Any officer may resign at any time by delivering his resignation in writing to the chairman, the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

         6.9 Vacancies. If the office of the chairman or the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of his predecessor, and in the case of the chairman, the president, the treasurer and the secretary until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

Section 7.        CAPITAL STOCK

         7.1 Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice-president and (i) the treasurer or an assistant treasurer or
(ii) the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

         7.2 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.        TRANSFER OF SHARES OF STOCK

         8.1 Transfer on Books. Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

Section 9.        GENERAL PROVISIONS

         9.1 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed,

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

         9.2 Dividends. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         9.3 Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         9.4 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         9.5 Fiscal year. The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the last day of December next following, unless otherwise determined by the board of directors.

         9.6 Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

Section 10.        INDEMNIFICATION

         10.1 It being the intent of the corporation to provide maximum protection available under the law to its officers, directors, employees and agents, the corporation shall indemnify its officers, directors, employees and agents to the full extent the corporation is permitted or required to do so by the General Corporation Law of Delaware.

Section 11.       AMENDMENTS

         11.1 By the Board of Directors. Except as otherwise provided in Section 12, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

         11.2 By the Stockholders. Except as otherwise provided in Section 11.3, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the shares of capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such regular or special meeting.

         11.3 Certain Limitations. Notwithstanding any other provision of these by-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3.5, Section 3.7, Section 4 or
Section 11 of these by-laws.

Section 12.  RESTRICTIONS ON SALE OF SECURITIES.

         12.1 Restriction on Sale of Securities. Unless approved by the affirmative vote of the holders of a majority of the shares of capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, until April 30, 2006, the corporation shall not sell or issue shares of common stock, $.01 par value, of the corporation ("Common Stock") or any other security of the corporation convertible, exercisable or exchangeable into shares of Common Stock, for a purchase, conversion, exercise or exchange price per share which is subject to adjustment based on the market price of the Common Stock at the time of conversion, exercise or exchange of such security into Common Stock;

         12.2 Amendment. This Section 12 may not be amended or repealed without the affirmative vote of the holders of a majority of the shares of capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders.

                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
KVH Industries, Inc.

We consent to the use of our reports included in the KVH Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.




/s/ KPMG LLP


Providence, Rhode Island
June 13, 2001